UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           November 9, 2007

MICROTEK MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-24866	58-1746149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13000 Deerfield Parkway, Suite 300, Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code           (678) 896-4400

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                              Completion of Acquisition or Disposition of Assets.

On November 9, 2007, the merger of Magic Acquisition Inc. (“Merger Sub”), a wholly-owned subsidiary of Ecolab Inc. (“Ecolab”), with and into Microtek Medical Holdings, Inc. (“Microtek”) (the “Merger”), was consummated pursuant to the Merger Agreement, dated August 7, 2007 (the “Merger Agreement”), by and among Ecolab, Microtek, and Merger Sub. Pursuant to the terms of the Merger Agreement, each share of Microtek common stock, $.001 par value per share (the “Microtek Common Stock”), outstanding immediately prior to the effective time of the Merger, other than any shares owned by Microtek, Ecolab, Merger Sub, or any wholly-owned subsidiary of Microtek, or by any shareholders who were entitled to and who properly exercised appraisal rights under Georgia law, was cancelled and converted into the right to receive $6.30 in cash per share, without interest (the “Merger Consideration”). Upon the closing of the Merger, Microtek became a wholly-owned subsidiary of Ecolab.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K.

Item 3.01.                                              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 9, 2007, in connection with the closing of the Merger, Microtek notified the Nasdaq Stock Market (“Nasdaq”) of its intent to remove its common stock from listing on the Nasdaq and requested that the Nasdaq file a delisting application with the Securities and Exchange Commission to delist and deregister the Microtek Common Stock.

Item 3.03.                                              Material Modification to Rights of Security Holders.

In connection with the Merger, each share of Microtek Common Stock outstanding immediately prior to the effective time of the Merger, other than any shares owned by Microtek, Ecolab, Merger Sub, or any wholly-owned subsidiary of Microtek, or by any shareholders who were entitled to and who properly exercised appraisal rights under Georgia law, was cancelled and converted into the right to receive the Merger Consideration, without interest.

Item 5.01.                                              Changes in Control of Registrant.

Upon the closing of the Merger on November 9, 2007, a change in control of Microtek occurred. Pursuant to the terms of the Merger Agreement, each share of Microtek Common Stock outstanding immediately prior to the effective time of the Merger, other than any shares owned by Microtek, Ecolab, Merger Sub, or any wholly-owned subsidiary of Microtek, or by any shareholders who were entitled to and who properly exercised appraisal rights under Georgia law, was cancelled and converted into the right to receive the Merger Consideration, without interest, and Merger Sub merged with and into Microtek. Upon the closing of the Merger, Microtek became a wholly-owned subsidiary of Ecolab. Ecolab provided the Merger Consideration, which was financed through the issuance and sale by Ecolab of commercial paper.

Item 5.02.                                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon consummation of the Merger on November 9, 2007, each of Kenneth F. Davis, Michael E. Glasscock, III, Rosdon Hendrix, Gene R. McGrevin, Marc R. Sarni, Ronald L. Smorada and Dan R. Lee voluntarily resigned from the board of directors of Microtek.

Item 9.01                                                 Financial Statements and Exhibits.

(d)         Exhibits.

2.1                               Merger Agreement, dated August 7, 2007, by and among Ecolab Inc., Magic Acquisition Inc., and Microtek Medical Holdings, Inc. (incorporated by reference to Exhibit 2.1 to Microtek’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTEK MEDICAL HOLDINGS, INC.

Date: November 12, 2007	By:	/s/ Sarah Z. Erickson
Sarah Z. Erickson, Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

2.1	Merger Agreement, dated August 7, 2007, by and among Ecolab Inc., Magic Acquisition Inc., and Microtek Medical Holdings, Inc.	Incorporated by reference to Exhibit 2.1 to Microtek’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 7, 2007.